                                                                   EXHIBIT 25.1

                                    FORM T-1
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               -------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) ____

                               -------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                      New York                                                                       13-3818954
           (Jurisdiction of incorporation                                                         (I.R.S. employer
            if not a U.S. national bank)                                                        identification No.)

               114 West 47th Street                                                                  10036-1532
                    New York, NY                                                                     (Zip Code)
               (Address of principal
                 executive offices)

                               -------------------

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP
                         THE RESORT AT SUMMERLIN, INC.
              (Exact name of obligors as specified in its charter)

                      Nevada
          (State or other jurisdiction of                                                (I.R.S. employer
           incorporation or organization)                                               identification No.)

               1160 Town Center Drive
                     Suite 200
                 Las Vegas, Nevada                                                             89134
      (Address of principal executive offices)                                              (Zip Code)

                               -------------------
              Series B 13% Senior Subordinated PIK Notes due 2007
                      (Title of the indenture securities)
===============================================================================

                                    GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                     (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

     (b)    Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     The Resort at Summerlin, Limited Partnership, The Resort at Summerlin, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1       --       Organization Certificate, as amended, issued by the
                          State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                          33-97056).

     T-1.2       --       Included in Exhibit T-1.1.

     T-1.3       --       Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4       --       The By-Laws of United States Trust Company of New
                          York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                          Act of 1939, as amended by the Trust Indenture Reform
                          Act of 1990 (Registration No.  33-97056).

     T-1.6       --       The consent of the trustee required by Section 321(b)
                          of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7       --       A copy of the latest report of condition of the
                          trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 2, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ----------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of April, 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee



By:  /s/ LOUIS P. YOUNG
     --------------------------------------
     Louis P. Young
     Vice President

                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     /s/Gerard F. Ganey
     -----------------------------
By:  Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1997
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                                                $   80,246

Short-Term Investments                                                                    386,006

Securities, Available for Sale                                                            661,596

Loans                                                                                   1,774,551
Less:  Allowance for Credit Losses                                                         16,202
                                                                                       ----------
     Net Loans                                                                          1,758,349
Premises and Equipment                                                                     61,477
Other Assets                                                                              124,499
                                                                                       ----------
     TOTAL ASSETS                                                                      $3,072,173
                                                                                       ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                                              $  686,507
     Interest Bearing                                                                   1,773,254
                                                                                       ----------
        Total Deposits                                                                  2,459,761

Short-Term Credit Facilities                                                              295,342
Accounts Payable and Accrued Liabilities                                                  149,775
                                                                                       ----------
     TOTAL LIABILITIES                                                                 $2,904,878
                                                                                       ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                                               14,995
Capital Surplus                                                                            49,541
Retained Earnings                                                                         100,235
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                                      2,524
                                                                                       ----------

TOTAL STOCKHOLDER'S EQUITY                                                                167,295
                                                                                       ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                                              $3,072,173
                                                                                       ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998